EXHIBIT 3

              RESTATED CERTIFICATE OF INCORPORATION

                               OF

                    GUARDSMAN PRODUCTS, INC.



         GUARDSMAN PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         The present name of the corporation is Guardsman Products, Inc. The name under which it was originally incorporated was Guardsman Chemical Coatings, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State was July 16, 1962. The corporation's only other previous name was Guardsman Chemicals, Inc.

         This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

                              * * *

         1.   The name of the corporation is GUARDSMAN PRODUCTS, INC.

         2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business, or objects or purpose to be transacted, promoted or carried on are:

              To engage in the business of manufacturing, buying and selling, at wholesale and retail, varnishes, paints, oils, lacquers, stains, fillers and protective coatings of all kinds, painters' and manufacturers' supplies, and allied products, and, in general, to carry on any business in connection therewith.






              To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

              To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

              To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

              To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges and ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

              To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, country, state, body politic or government or colony or dependency thereof.

              To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trusts of the


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    whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

              To loan to any person, firm or corporation any of its surplus funds, either with or without security.

              To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

              To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

              In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

              The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this Restated Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

         4. The total number of shares of stock of all classes which the corporation shall have authority to issue is Thirty-One Million (31,000,000) shares, of which One Million (1,000,000) shares shall be of the par value of $1 each, designated as "Preferred Stock," and Thirty Million (30,000,000) shares shall be of the par value of $1 each, designated as "Common Stock."

              Unless otherwise determined by the Board of Directors, no holder of shares of stock of the corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for or receive any shares of any class, or series

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    thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock, but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable.

              Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative if that series provides for cumulative dividends. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

              (a) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

              (b) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the corporation and the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the Board of Directors shall determine;


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              (c)  The redemption price or prices and the time or
         times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed; and

              (d) The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation.

              Subject to the provisions of this Article 4, shares of one or more series of Preferred Stock may be authorized or issued, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Restated Certificate of Incorporation, from time to time as the Board of Directors of the corporation shall determine, and for such consideration as shall be fixed by the Board of Directors.

         5. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars
    ($1,000).

         6.   The corporation is to have perpetual existence.

         7. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         8. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

              To make, alter or repeal the Bylaws of the corporation.

              To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

              To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

              By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

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              When and as authorized by the affirmative vote of the
    holders of a majority of the stock issued and outstanding having voting power given at a stockholder's meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

         9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement, and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        10. The corporation shall indemnify any and all its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to


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    matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

        11. Meetings of stockholders may be held outside the State of Delaware, if the Bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by ballot unless the Bylaws of the corporation shall so provide.

        12. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated
    Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        13. Except as prohibited by the Delaware General Corporation Law, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director. No amendment to or repeal of this Article 13 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. This Article 13 shall not be amended, altered, modified or repealed except upon the affirmative vote of 80% of the outstanding shares of capital stock of the corporation entitled to notice of and vote at any meeting of stockholders; provided, however, that the foregoing provision regarding stockholder approval of any amendment to or alteration, modification or repeal of this Article 13 shall not apply to any amendment, alteration, modification or repeal which has been approved by the affirmative vote of 80% of the entire Board of Directors.

         This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.






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         IN WITNESS WHEREOF, said GUARDSMAN PRODUCTS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Charles E. Bennett, its President, and Jeffrey M. Suerth, its Secretary, this 1st day of August, 1995.


Attest:                                GUARDSMAN PRODUCTS, INC.


\S\ JEFFREY M. SUERTH                  By \S\ CHARLES E. BENNETT
Jeffrey M. Suerth                         Charles E. Bennett
Secretary                                 President



           (CORPORATE
              SEAL)


STATE OF MICHIGAN  )
                   : ss.
COUNTY OF KENT     )


         On this 1st day of August, 1995, personally came before me, a Notary Public in and for the County and State aforesaid, Charles E. Bennett and Jeffrey M. Suerth, President and Secretary of Guardsman Products, Inc., a Delaware corporation, known to me personally to be such, and they duly executed the foregoing certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said corporation, the facts stated therein to be true, and the seal affixed to said certificate to be the common or corporate seal of said corporation. The signatures of the said President and Secretary of said corporation to the foregoing certificate are in the handwriting of said President and Secretary of said corporation respectively.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


         (NOTARY)
            SEAL)            \S\ LOIS BERGY

                             Notary Public, Kent County, Michigan
                             My commission expires:    4-20-97






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